Exhibit 99.3

November 30, 2023

Real Messenger Corporation (the “Company”)

695 Town Center Drive, Suite 1200,

Costa Mesa, CA 92626

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the references to my name in the Registration Statement on Form F-4 (the “Registration Statement”) of the Company and any amendments thereto, which indicate that I have accepted the nomination to become a director of the Company. I also consent to the filing of this consent as an exhibit to such Registration Statement and any amendments thereto.

By:	/s/ Matthew Clive Smith
Matthew Clive Smith